                            JOINT FILING INFORMATION

Reporting Person:          HIGHLAND CAPITAL MANAGEMENT, L.P.

Address:                   300 CRESCENT COURT, SUITE 700
                           DALLAS, TEXAS 75201

Designated Filer:          HIGHLAND CAPITAL MANAGEMENT, L.P.

 Issuer and Symbol:        NEXPOINT CREDIT STRATEGIES FUND ("NHF")

Date of Event
Requiring Statement:       5/1/2015

                           /s/ James D. Dondero, President
Signature:                 --------------------------------------
                           James D. Dondero, President

Reporting Person:          DONDERO, JAMES D.

Address:                   300 CRESCENT COURT, SUITE 700
                           DALLAS, TEXAS 75201

Designated Filer:          HIGHLAND CAPITAL MANAGEMENT, L.P.

 Issuer and Symbol:        NEXPOINT CREDIT STRATEGIES FUND ("NHF")

Date of Event
Requiring Statement:       5/1/2015

                           /s/ James D. Dondero
Signature:                 --------------------------------------
                           James D. Dondero